Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter 2026 Results

Third Quarter 2026 Financial Highlights

•
GAAP net income available to common shareholders of $272.3 million, or $3.56 per diluted common share, an increase of 51.0% as compared to the third quarter of 2025.
•
Net operating income available to common shareholders(i) of $272.4 million, or $3.56 per diluted common share, an increase of 31.9% as compared to the third quarter of 2025.
•
Third quarter revenue totaled $772.4 million, a 13.9% increase as compared to the third quarter of 2025.
•
Net interest income of $540.0 million, an increase of 13.7% as compared to the third quarter of 2025.
•
Net interest margin on a fully taxable equivalent basis of 3.32%, up 28 basis points from the third quarter of 2025.
•
Noninterest income increased 14.3% to $232.4 million compared to the third quarter of 2025.
•
Third quarter 2026 return on average assets of 1.53% and return on average common equity of 13.83%.
•
GAAP efficiency ratio improved to 48.71% as compared to 58.09% in the third quarter of 2025.
•
Average loans increased 11.1% on a linked-quarter, annualized basis to $41.7 billion; average loans increased $4.6 billion, or 12.4%, as compared to the third quarter of 2025. End-of-period loans were $42.5 billion at September 30, 2026.
o
Average commercial and industrial loan balances increased 21.5% on a linked-quarter, annualized basis to $18.5 billion, and increased 24.9% from the third quarter of 2025.
o
In the third quarter of 2026, total gross loan production was $3.1 billion, compared to $2.6 billion in the linked quarter.
•
Average deposits increased 4.4% on a linked-quarter, annualized basis to $58.2 billion; average deposits increased $1.5 billion, or 2.6% compared to the third quarter of 2025.
•
Net charge-offs for the third quarter of 2026 totaled $14.0 million, equal to 13 basis points of average loans; nonperforming loans improved to 28 basis points of total loans, from 31 basis points at June 30, 2026.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (October 27, 2026) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the third quarter of 2026 of $272.3 million, or $3.56 per diluted share, compared to $271.8 million, or $3.56 per diluted share, in the second quarter of 2026 (linked quarter) and $180.4 million, or $2.36 per diluted share, in the third quarter of 2025.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $272.4 million, or $3.56 per diluted share, for the third quarter of 2026, compared to $273.0 million, or $3.57 per diluted share, for the linked quarter and $206.5 million, or $2.70 per diluted share, for the third quarter of 2025. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $373.0 million, or $4.88 per diluted share, for the third quarter of 2026, compared to $380.1 million, or $4.97 per diluted share, for the linked quarter, and $293.4 million, or $3.84 per diluted share, for the third quarter of 2025. These operating PTPP results represent a 1.8% decrease on a linked-quarter basis and a 27.2% increase compared to the third quarter of 2025.

“Our third-quarter results demonstrate the strong momentum across UMB’s diversified lines of business, reflected in robust balance sheet and fee income growth, strong asset quality metrics, and a stable net interest margin that together produced superior risk-adjusted returns,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“Gross loan production reached a record $3.1 billion during the quarter, while net loan growth, after payoffs and paydowns, totaled $1.4 billion. Average commercial and industrial loan balances increased approximately 22% on a linked-quarter annualized basis, driving an 11% annualized increase in total average loans compared with the prior quarter. Our asset quality also improved, as of September 30, 2026, nonperforming loans declined approximately $10 million to $118 million, or 28 basis points of total loans, compared to 31 basis points as of June 30, 2026.”

Kemper continued, “While persistent inflation, the conflict in the Middle East, and higher short- and long-term interest rates may create headwinds, customer sentiment and demand for business investment across our markets and business lines remain strong, as demonstrated by our record third quarter production. We believe UMB’s interest-rate-neutral balance sheet and diversified financial services model position us well to navigate the anticipated environment. This includes a continued focus on innovation and evolution, most recently demonstrated in our Fund Services division with the continued expansion of its exchange-traded fund (ETF) servicing business, which now offers a fully in-house operating model that provides asset managers with flexible ETF servicing solutions and seamless support.”

“We remain focused on growing both sides of the balance sheet, maintaining a consistent net interest spread, preserving strong asset quality, and continued momentum in our fee businesses.”

Third quarter 2026 earnings discussion

Note: The acquisition of Heartland Financial USA, Inc. (HTLF) closed on January 31, 2025; as such, financial results for the fiscal periods since that date include the impact from the acquired operations. Financial results for the year-to-date 2025 include only eight months of impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q3	Q2	Q3
	2026	2026	2025
Net income (GAAP)	$278,085	$277,570	$188,316
Net income available to common shareholders (GAAP)	272,272	271,758	180,372
Earnings per common share - diluted (GAAP)	3.56	3.56	2.36

Operating pre-tax, pre-provision income (Non-GAAP)(i)	373,043	380,071	293,383
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	4.88	4.97	3.84

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	381,727	388,903	301,697
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	4.99	5.09	3.95

Net operating income available to common shareholders (Non-GAAP)(i)	272,357	273,030	206,546
Operating earnings per common share - diluted (Non-GAAP)(i)	3.56	3.57	2.70

GAAP
Return on average assets	1.53%	1.55%	1.04%
Return on average common equity	13.83	14.16	10.14
Efficiency ratio	48.71	48.35	58.09

Non-GAAP(i)
Operating return on average assets	1.53%	1.56%	1.20%
Operating return on average common equity	13.84	14.22	11.61
Operating efficiency ratio	48.69	48.14	53.02

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2026	2025
Net income (GAAP)	$817,093	$487,043
Net income available to common shareholders (GAAP)	799,655	475,074
Earnings per common share - diluted (GAAP)	10.46	6.53

Operating pre-tax, pre-provision income (Non-GAAP)(i)	1,116,895	835,858
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	14.61	11.49

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	1,143,124	859,968
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	14.95	11.82

Net operating income available to common shareholders (Non-GAAP)(i)	805,196	600,803
Operating earnings per common share - diluted (Non-GAAP)(i)	10.54	8.26

GAAP
Return on average assets	1.52%	0.98%
Return on average common equity	13.90	9.84
Efficiency ratio	48.48	58.48

Non-GAAP(i)
Operating return on average assets	1.53%	1.23%
Operating return on average common equity	14.00	12.45
Operating efficiency ratio	48.16	53.21

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Net interest income	$540,005	$532,525	$475,042	$7,480	$64,963
Noninterest income:
Trust and securities processing	104,033	98,295	87,926	5,738	16,107
Trading and investment banking	5,269	5,314	7,026	(45)	(1,757)
Service charges on deposit accounts	31,460	29,588	29,150	1,872	2,310
Insurance fees and commissions	148	207	307	(59)	(159)
Brokerage fees	24,181	25,400	20,470	(1,219)	3,711
Bankcard fees	29,453	29,954	29,561	(501)	(108)
Investment securities gains (losses), net	11,009	27,087	(4,093)	(16,078)	15,102
Other	26,830	29,660	32,951	(2,830)	(6,121)
Total noninterest income	$232,383	$245,505	$203,298	$(13,122)	$29,085
Total revenue	$772,388	$778,030	$678,340	$(5,642)	$94,048
Net interest income (FTE)	$548,689	$541,357	$483,356
Net interest margin (FTE)	3.32%	3.32%	3.04%
Total noninterest income as a % of total revenue	30.1	31.6	30.0

Net interest income

•
Third quarter 2026 net interest income totaled $540.0 million, an increase of $7.5 million, or 1.4%, from the linked quarter, driven primarily by strong balance sheet growth, stable net interest margin, the benefit of an additional day in the quarter, and the net impact of higher short-term interest rates.
•
Average earning assets increased $327.6 million, or 0.5%, from the linked quarter, largely driven by an increase of $1.1 billion in average loans, partially offset by decreases of $539.4 million in average interest-bearing due from banks and $203.2 million in average securities.
•
Average interest-bearing liabilities increased $1.1 billion, or 2.3%, from the linked quarter, primarily driven by an increase of $1.5 billion, or 3.6%, in interest-bearing deposits, partially offset by a decrease of $415.7 million, or 11.8%, in federal funds and repurchase agreements.
•
Net interest margin for the third quarter was 3.32%, which is flat as compared to the linked quarter.
•
On a year-over-year basis, net interest income increased $65.0 million, or 13.7%, driven by increases of $4.6 billion, or 12.4%, in average loans and $722.9 million, or 3.8%, in average securities, as well as favorable repricing of deposits in conjunction with lower short-term interest rates. These increases were partially offset by a decrease of $3.1 billion, or 49.0%, in average interest-bearing due from banks and $7.5 million in lower purchase accounting accretion income.
•
Average deposits increased 2.6% compared to the third quarter of 2025. Average interest-bearing deposits increased 3.5%, and noninterest-bearing demand deposit balances decreased 0.3% compared to the third quarter of 2025. Average demand deposit balances comprised 23.7% of total deposits in the third quarter of 2026, compared to 25.5% in the linked quarter and 24.4% in the third quarter of 2025.

Noninterest income

•
Third quarter 2026 noninterest income decreased $13.1 million, or 5.3%, on a linked-quarter basis, largely due to:
o
A net decrease of $16.1 million in investment securities gains driven by a $17.9 million gain on the sale of a non-marketable security in the second quarter of 2026. This decrease was partially offset by increases of $1.0 million in valuation of the company's non-marketable securities and an increase of $0.9 million in valuation and gains on sales of the company's marketable securities.
o
A decrease of $2.8 million in other income driven by:
▪
A $7.0 million decrease in company-owned life insurance income, recorded in other income. The decrease in company-owned life insurance income was offset by a proportionate decrease in deferred compensation noted below.
▪
This decrease was partially offset by a $1.8 million gain on the sale of a building in the third quarter, a $0.8 million increase in derivative income, a $0.5 million increase in bank-owned life insurance income, and a $0.4 million increase in gains recorded for recoveries of loans previously charged off by HTLF.
o
The decreases noted above were partially offset by increases of $4.8 million in fund services income and $0.6 million in corporate trust income, both recorded in trust and securities processing.
•
Compared to the prior year, noninterest income in the third quarter of 2026 increased $29.1 million, or 14.3%, primarily driven by:

o
An increase of $16.1 million in trust and securities processing driven by increases of $12.0 million in fund services income, $2.9 million in corporate trust income, and $1.2 million in trust income.
o
An increase of $15.1 million in investment securities gains due to increases of $7.2 million in valuation of the company's non-marketable securities, as well as $7.1 million in net losses on the company's marketable securities during the third quarter of 2025.
o
An increase of $3.7 million in brokerage income due to higher 12b-1 fees and money market income.
o
These increases were offset by a $6.1 million decline in other income, including a $5.5 million decrease in company-owned life insurance income and a $2.0 million decrease in bank-owned life insurance income. These decreases were partially offset by an increase of $1.3 million in syndication income. The decrease in company-owned life insurance income was offset by a proportionate decrease in deferred compensation as noted below.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Salaries and employee benefits	$221,240	$227,162	$220,329	$(5,922)	$911
Occupancy, net	21,210	19,277	19,149	1,933	2,061
Equipment	14,052	13,942	16,563	110	(2,511)
Supplies and services	7,685	5,504	10,492	2,181	(2,807)
Marketing and business development	15,286	13,916	11,094	1,370	4,192
Processing fees	44,256	43,073	45,008	1,183	(752)
Legal and consulting	14,882	14,415	21,616	467	(6,734)
Bankcard	11,426	11,873	11,775	(447)	(349)
Amortization of other intangible assets	23,243	23,460	25,317	(217)	(2,074)
Regulatory fees	8,918	9,097	8,091	(179)	827
Other	17,259	17,914	29,851	(655)	(12,592)
Total noninterest expense	$399,457	$399,633	$419,285	$(176)	$(19,828)

•
GAAP noninterest expense for the third quarter of 2026 was $399.5 million, a decrease of $0.2 million, from the linked quarter and $19.8 million, or 4.7%, from the third quarter of 2025. Third quarter 2026 expenses included $0.1 million in total acquisition-related and other nonrecurring costs, compared to $1.7 million in the linked quarter and $35.6 million in the third quarter of 2025. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $399.3 million for the third quarter of 2026, an increase of $1.4 million, or 0.3%, from the linked quarter and an increase of $14.4 million, or 3.7%, from the third quarter of 2025.
•
The linked-quarter decrease in GAAP noninterest expense was driven by:
o
A decrease of $5.9 million in salaries and employee benefits expense driven by a $10.6 million decrease in employee benefits, offset by an increase of $4.7 million in salary and bonus expense. The decrease in employee benefits was due to a decrease of $10.1 million in deferred compensation expense. The increase in salary and bonus expense was due to higher salary expense related to annual merit increases and increased bonus expense related to company performance. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
o
This decrease was partially offset by the following increases:

▪
Increases of $2.2 million in supplies and services expense due to increased computer hardware expense and $1.9 million in occupancy related to increased building and utilities expenses.
▪
An increase of $1.4 million in marketing and business development expense, driven by the timing of multiple advertising campaigns.
•
The year-over-year decrease in GAAP noninterest expense was driven by:
o
A decrease of $12.6 million in other expense driven by $19.2 million in fees for termination of legacy HTLF contracts in the third quarter of 2025, partially offset by increases of $2.3 million in charitable contribution expense, $1.6 million in operational losses, and $1.5 million in expense on other real estate owned.
o
A decrease of $6.7 million in legal and consulting expense, which included $0.1 million in non-recurring transaction costs as compared to $9.2 million of non-recurring transaction costs in the third quarter of 2025.
o
Decreases of $2.8 million in supplies and services expense due to the printing and mailing of conversion notices to customers during the third quarter of 2025, and $2.5 million in equipment expense driven by a decline in software costs.
o
These decreases were partially offset by the following increases:
▪
An increase of $4.2 million in marketing and business development expense, driven by the timing of multiple advertising campaigns and increased travel and entertainment expense.
▪
An increase of $0.9 million in salaries and employee benefits expense driven by higher salary expense related to annual merit increases and increased bonus expense related to company performance, partially offset by a decrease of $7.2 million in deferred compensation expense. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
•
Third quarter 2026 noninterest expense included $0.1 million in total acquisition-related and other nonrecurring costs, compared to $1.7 million in the linked quarter and $35.6 million in the third quarter of 2025. During the third quarter of 2026, this expense was composed primarily of legal and consulting expense. During the linked quarter, the expense was composed primarily of $1.7 million in legal and consulting expense. During the third quarter of 2025, acquisition-related expense was primarily composed of $19.6 million in other expense, predominately for contract termination fees as discussed above, $9.2 million in legal and consulting expense, $4.5 million in salaries and employee benefits, and $3.5 million in supplies and services expense.

Income taxes

•
The company’s effective tax rate was 20.2% for the nine months ended September 30, 2026, compared to 19.4% for the same period in 2025. The increase is mainly due to more favorable discrete tax items in 2025, including a benefit from remeasuring deferred tax assets after the HTLF acquisition increased the state marginal tax rate. Additionally, a smaller proportion of pre-tax income in 2026 was earned from tax-exempt municipal securities.

Balance sheet

•
Average total assets for the third quarter of 2026 were $70.8 billion compared to $70.4 billion for the linked quarter and $68.5 billion for the same period in 2025.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Commercial and industrial (i)	$18,464,470	$17,521,531	$14,787,494	$942,939	$3,676,976
Specialty lending	685,964	648,786	570,079	37,178	115,885
Commercial real estate	16,596,296	16,658,203	16,372,831	(61,907)	223,465
Consumer real estate	4,520,730	4,498,319	4,306,981	22,411	213,749
Consumer	239,515	251,958	242,526	(12,443)	(3,011)
Credit cards	777,349	787,926	755,635	(10,577)	21,714
Leases and other	465,264	257,227	102,965	208,037	362,299
Total loans	$41,749,588	$40,623,950	$37,138,511	$1,125,638	$4,611,077

(i) Commercial and industrial loans include all loans to Non-Depository Financial Institutions (NDFIs).

•
Average loans for the third quarter of 2026 increased $1.1 billion, or 2.8%, on a linked-quarter basis and $4.6 billion, or 12.4%, compared to the third quarter of 2025. These increases reflect continued organic momentum across all geographies.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Securities available for sale:
U.S. Treasury	$2,207,755	$2,229,300	$2,134,787	$(21,545)	$72,968
U.S. Agencies	48,664	49,391	81,708	(727)	(33,044)
Mortgage-backed	8,144,898	8,234,937	7,379,243	(90,039)	765,655
State and political subdivisions	2,293,783	2,361,604	2,425,931	(67,821)	(132,148)
Corporates	61,303	105,473	236,483	(44,170)	(175,180)
Collateralized loan obligations	548,131	560,322	557,125	(12,191)	(8,994)
Total securities available for sale	$13,304,534	$13,541,027	$12,815,277	$(236,493)	$489,257
Securities held to maturity:
U.S. Treasury	$38,262	$38,258	$8,019	$4	$30,243
Mortgage-backed	2,369,295	2,427,794	2,402,963	(58,499)	(33,668)
State and political subdivisions	3,283,628	3,231,171	3,045,676	52,457	237,952
Total securities held to maturity	$5,691,185	$5,697,223	$5,456,658	$(6,038)	$234,527
Trading securities	$31,366	$26,734	$12,098	$4,632	$19,268
Other securities	714,634	679,947	734,793	34,687	(20,159)
Total securities	$19,741,719	$19,944,931	$19,018,826	$(203,212)	$722,893

•
Average total securities decreased 1.0% on a linked-quarter basis and increased 3.8% compared to the third quarter of 2025.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Deposits:
Noninterest-bearing demand	$13,819,642	$14,712,647	$13,858,827	$(893,005)	$(39,185)
Interest-bearing demand and savings	41,082,010	39,660,632	39,555,585	1,421,378	1,526,425
Time deposits	3,319,734	3,211,834	3,349,181	107,900	(29,447)
Total deposits	$58,221,386	$57,585,113	$56,763,593	$636,273	$1,457,793
Noninterest bearing deposits as % of total	23.7%	25.5%	24.4%

•
Average deposits increased 1.1% on a linked-quarter basis and increased 2.6% compared to the third quarter of 2025. Average noninterest-bearing demand deposits declined 6.1% from the linked quarter reflecting expected seasonal disbursements within the institutional banking segment.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2026	June 30, 2026	September 30, 2025
Total equity	$7,852,854	$8,030,793	$7,443,950
Total common equity	7,576,225	7,748,351	7,161,853
Accumulated other comprehensive loss, net	(793,245)	(371,517)	(324,842)
Book value per common share	99.75	102.02	94.29
Tangible book value per common share (Non-GAAP)(i)	70.07	72.03	63.40

Regulatory capital:
Common equity Tier 1 capital	$6,210,523	$5,951,062	$5,226,775
Tier 1 capital	6,504,589	6,245,128	5,520,841
Total capital	7,301,791	7,172,347	6,406,709

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.50%	11.45%	10.70%
Tier 1 risk-based capital ratio	12.04	12.02	11.30
Total risk-based capital ratio	13.52	13.80	13.11
Tier 1 leverage ratio	9.41	9.11	8.33

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At September 30, 2026, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•
In mid-September 2026, the company redeemed the $150.0 million in outstanding 2.75% fixed-to-floating rate subordinated notes due in 2031.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2026	2026	2026	2025	2025
Net charge-offs - total loans	$14,003	$15,861	$18,929	$12,654	$18,383
Net loan charge-offs as a % of total average loans	0.13%	0.16%	0.19%	0.13%	0.20%
Loans over 90 days past due	$15,648	$13,715	$14,924	$18,403	$6,131
Loans over 90 days past due as a % of total loans	0.04%	0.03%	0.04%	0.05%	0.02%
Nonaccrual and restructured loans	$117,885	$127,526	$151,250	$144,666	$131,965
Nonaccrual and restructured loans as a % of total loans	0.28%	0.31%	0.38%	0.37%	0.35%
Provision for credit losses	$31,000	$28,000	$27,000	$25,000	$22,500

•
Provision for credit losses for the third quarter of 2026 increased $3.0 million from the linked quarter and $8.5 million from the third quarter of 2025. The change in provision expense reflected continued loan growth, ongoing recalibration of econometric loss models, and general portfolio trends in the current periods as compared to the prior periods.
•
Net charge-offs for the third quarter totaled $14.0 million, or 0.13% of average loans, compared to $15.9 million, or 0.16% of average loans in the linked quarter, and $18.4 million, or 0.20% of average loans for the third quarter of 2025. Nonperforming loans declined 7.6% to $117.9 million and comprised 28 basis points of total loans, compared to 31 basis points at June 30, 2026.

Conference Call

The company will host a conference call to discuss its third quarter 2026 earnings results on Wednesday, October 28, 2026, at 8:30 a.m. (CT) / 9:30 a.m. (ET).

Interested parties may access the call by dialing (toll-free) 833-461-5787 or (international) 585-542-9983 and requesting to join the UMB Financial call with conference ID 376 166 699. The live webcast may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2026 Conference Call

A replay of the conference call may be heard through November 11, 2026, by calling (toll-free) 833-309-1852 or (international) 929-828-5978. The replay access code required for playback is 376 166 699. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2026	2025
ASSETS
Loans	$42,530,123	$37,706,507
Allowance for credit losses on loans	(452,414)	(404,971)
Net loans	42,077,709	37,301,536
Loans held for sale	3,276	3,170
Securities:
Available for sale	13,008,308	13,378,280
Held to maturity, net of allowance for credit losses	5,702,352	5,652,387
Trading securities	49,781	35,811
Other securities	750,292	719,575
Total securities	19,510,733	19,786,053
Federal funds sold and resell agreements	953,850	765,113
Interest-bearing due from banks	4,296,685	7,892,392
Cash and due from banks	712,683	1,073,005
Premises and equipment, net	398,416	398,607
Accrued income	346,106	331,645
Goodwill	1,837,594	1,835,298
Other intangibles, net	416,706	511,450
Other assets	2,184,288	1,982,912
Total assets	$72,738,046	$71,881,181

LIABILITIES
Deposits:
Noninterest-bearing demand	$14,589,109	$16,188,227
Interest-bearing demand and savings	42,164,948	40,549,723
Time deposits under $250,000	1,890,745	1,985,352
Time deposits of $250,000 or more	1,524,543	1,412,541
Total deposits	60,169,345	60,135,843
Federal funds purchased and repurchase agreements	3,237,311	2,838,597
Long-term debt	333,111	471,331
Accrued expenses and taxes	403,163	453,437
Other liabilities	742,262	538,023
Total liabilities	64,885,192	64,437,231

SHAREHOLDERS' EQUITY
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,066	294,066
Common stock	78,666	78,666
Capital surplus	4,025,449	4,001,834
Retained earnings	4,431,928	3,559,717
Accumulated other comprehensive loss, net	(793,245)	(324,842)
Treasury stock	(184,010)	(165,491)
Total shareholders' equity	7,852,854	7,443,950
Total liabilities and shareholders' equity	$72,738,046	$71,881,181

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
INTEREST INCOME
Loans	$669,670	$629,057	$1,946,743	$1,768,875
Securities:
Taxable interest	148,356	138,176	440,248	358,709
Tax-exempt interest	36,196	33,035	105,831	96,022
Total securities income	184,552	171,211	546,079	454,731
Federal funds and resell agreements	10,984	9,365	38,306	25,050
Interest-bearing due from banks	29,665	68,952	101,517	217,811
Trading securities	524	312	1,183	937
Total interest income	895,395	878,897	2,633,828	2,467,404
INTEREST EXPENSE
Deposits	318,225	362,882	909,525	1,009,441
Federal funds and repurchase agreements	26,017	28,632	84,668	81,845
Other	11,148	12,341	32,739	36,413
Total interest expense	355,390	403,855	1,026,932	1,127,699
Net interest income	540,005	475,042	1,606,896	1,339,705
Provision for credit losses	31,000	22,500	86,000	129,500
Net interest income after provision for credit losses	509,005	452,542	1,520,896	1,210,205
NONINTEREST INCOME
Trust and securities processing	104,033	87,926	296,995	250,970
Trading and investment banking	5,269	7,026	18,323	19,107
Service charges on deposit accounts	31,460	29,150	90,522	85,472
Insurance fees and commissions	148	307	610	674
Brokerage fees	24,181	20,470	70,670	59,097
Bankcard fees	29,453	29,561	88,285	84,872
Investment securities gains (losses), net	11,009	(4,093)	41,142	28,810
Other	26,830	32,951	76,134	62,679
Total noninterest income	232,383	203,298	682,681	591,681
NONINTEREST EXPENSE
Salaries and employee benefits	221,240	220,329	668,083	655,278
Occupancy, net	21,210	19,149	59,562	53,789
Equipment	14,052	16,563	41,314	49,937
Supplies and services	7,685	10,492	18,793	21,660
Marketing and business development	15,286	11,094	42,994	30,436
Processing fees	44,256	45,008	129,388	129,496
Legal and consulting	14,882	21,616	38,384	68,690
Bankcard	11,426	11,775	35,140	36,933
Amortization of other intangible assets	23,243	25,317	70,163	68,067
Regulatory fees	8,918	8,091	26,285	25,587
Other	17,259	29,851	49,867	57,367
Total noninterest expense	399,457	419,285	1,179,973	1,197,240
Income before income taxes	341,931	236,555	1,023,604	604,646
Income tax expense	63,846	48,239	206,511	117,603
NET INCOME	278,085	188,316	817,093	487,043
Less: Preferred dividends	5,813	7,944	17,438	11,969
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$272,272	$180,372	$799,655	$475,074

PER SHARE DATA
Net income per common share – basic	$3.58	$2.38	$10.52	$6.57
Net income per common share – diluted	3.56	2.36	10.46	6.53
Dividends per common share	0.50	0.40	1.36	1.20
Weighted average common shares outstanding – basic	75,950,551	75,943,943	75,985,017	72,349,952
Weighted average common shares outstanding – diluted	76,504,135	76,366,818	76,474,906	72,744,289

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$278,085	$188,316	$817,093	$487,043
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(537,904)	145,415	(661,875)	264,987
Less: Reclassification adjustment for net gains included in net income	—	(91)	(429)	(514)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	7,375	8,007	21,753	24,286
Change in unrealized gains and losses on debt securities	(530,529)	153,331	(640,551)	288,759
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(34,294)	(380)	(73,040)	36,652
Less: Reclassification adjustment for net (gains) losses included in net income	(214)	3,114	(1,437)	5,131
Change in unrealized gains and losses on derivative hedges	(34,508)	2,734	(74,477)	41,783
Other comprehensive (loss) income, before tax	(565,037)	156,065	(715,028)	330,542
Income tax benefit (expense)	143,309	(38,860)	183,303	(82,334)
Other comprehensive (loss) income	(421,728)	117,205	(531,725)	248,208
Comprehensive (loss) income	$(143,643)	$305,521	$285,368	$735,251

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	487,043	248,208	—	735,251
Cash dividends declared:
Preferred dividends Series A ($350.00 per share)	—	—	—	(4,025)	—	—	(4,025)
Preferred dividends Series B ($264.79 per share)	—	—	—	(7,944)	—	—	(7,944)
Common dividends ($1.20 per share)	—	—	—	(90,510)	—	—	(90,510)
Purchase of treasury stock	—	—	—	—	—	(17,549)	(17,549)
Issuances of equity awards, net of forfeitures	—	—	(18,663)	—	—	19,463	800
Recognition of equity-based compensation	—	—	48,021	—	—	—	48,021
Sale of treasury stock	—	—	265	—	—	261	526
Exercise of stock options	—	—	115	—	—	301	416
Common stock issuance	—	—	67,056	—	—	168,085	235,141
Preferred stock issuance, net of issuance costs	294,066	—	—	—	—	—	294,066
Preferred stock redemption	(110,705)	—	(4,500)	205	—	—	(115,000)
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - September 30, 2025	$294,066	$78,666	$4,001,834	$3,559,717	$(324,842)	$(165,491)	$7,443,950

Balance - January 1, 2026	$294,066	$78,666	$4,011,047	$3,736,413	$(261,520)	$(165,104)	$7,693,568
Total comprehensive income	—	—	—	817,093	(531,725)	—	285,368
Cash dividends declared:
Preferred dividends Series B ($581.25 per share)	—	—	—	(17,438)	—	—	(17,438)
Common dividends ($1.36 per share)	—	—	—	(104,140)	—	—	(104,140)
Purchase of treasury stock	—	—	—	—	—	(37,901)	(37,901)
Issuances of equity awards, net of forfeitures	—	—	(16,266)	—	—	17,991	1,725
Recognition of equity-based compensation	—	—	30,300	—	—	—	30,300
Sale of treasury stock	—	—	276	—	—	265	541
Exercise of stock options	—	—	92	—	—	739	831
Balance - September 30, 2026	$294,066	$78,666	$4,025,449	$4,431,928	$(793,245)	$(184,010)	$7,852,854

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$41,749,588	6.36%	$37,138,511	6.72%
Securities:
Taxable	15,340,425	3.84	14,798,834	3.70
Tax-exempt	4,369,928	4.07	4,207,894	3.89
Total securities	19,710,353	3.89	19,006,728	3.75
Federal funds and resell agreements	978,399	4.45	727,473	5.11
Interest-bearing due from banks	3,172,756	3.71	6,223,615	4.40
Trading securities	31,366	6.72	12,098	10.72
Total earning assets	65,642,462	5.46	63,108,425	5.58
Allowance for credit losses	(438,567)		(388,761)
Other assets	5,610,758		5,775,638
Total assets	$70,814,653		$68,495,302

Liabilities and Shareholders' Equity
Interest-bearing deposits	$44,401,744	2.84%	$42,904,766	3.36%
Federal funds and repurchase agreements	3,096,558	3.33	2,863,481	3.97
Borrowed funds	448,907	9.85	627,827	7.80
Total interest-bearing liabilities	47,947,209	2.94	46,396,074	3.45
Noninterest-bearing demand deposits	13,819,642		13,858,827
Other liabilities	957,438		879,659
Shareholders' equity	8,090,364		7,360,742
Total liabilities and shareholders' equity	$70,814,653		$68,495,302
Net interest spread		2.52%		2.13%
Net interest margin		3.32		3.04

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$40,594,251	6.41%	$35,302,675	6.70%
Securities:
Taxable	15,523,910	3.79	13,312,899	3.60
Tax-exempt	4,353,801	4.05	4,201,302	3.82
Total securities	19,877,711	3.85	17,514,201	3.65
Federal funds and resell agreements	1,181,976	4.33	656,637	5.10
Interest-bearing due from banks	3,688,901	3.68	6,562,011	4.44
Trading securities	25,203	6.47	16,519	8.00
Total earning assets	65,368,042	5.44	60,052,043	5.55
Allowance for credit losses	(425,183)		(359,267)
Other assets	5,614,390		5,449,485
Total assets	$70,557,249		$65,142,261

Liabilities and Shareholders' Equity
Interest-bearing deposits	$43,255,400	2.81%	$40,357,901	3.34%
Federal funds and repurchase agreements	3,408,806	3.32	2,775,160	3.94
Borrowed funds	467,563	9.36	618,153	7.88
Total interest-bearing liabilities	47,131,769	2.91	43,751,214	3.45
Noninterest-bearing demand deposits	14,540,507		13,898,325
Other liabilities	904,745		856,522
Shareholders' equity	7,980,228		6,636,200
Total liabilities and shareholders' equity	$70,557,249		$65,142,261
Net interest spread		2.53%		2.10%
Net interest margin		3.34		3.04

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2026
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$375,919	$73,716	$90,370	$540,005
Provision for credit losses	27,946	575	2,479	31,000
Noninterest income	51,395	133,279	47,709	232,383
Noninterest expense	170,606	122,672	106,179	399,457
Income before taxes	228,762	83,748	29,421	341,931
Income tax expense	42,715	15,637	5,494	63,846
Net income	$186,047	$68,111	$23,927	$278,085

	Three Months Ended September 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$331,555	$60,997	$82,490	$475,042
Provision for credit losses	19,465	460	2,575	22,500
Noninterest income	56,089	115,379	31,830	203,298
Noninterest expense	187,031	110,613	121,641	419,285
Income (loss) before taxes	181,148	65,303	(9,896)	236,555
Income tax expense (benefit)	36,940	13,317	(2,018)	48,239
Net income (loss)	$144,208	$51,986	$(7,878)	$188,316

	Nine Months Ended September 30, 2026
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$1,103,836	$230,053	$273,007	$1,606,896
Provision for credit losses	76,456	1,700	7,844	86,000
Noninterest income	149,623	384,298	148,760	682,681
Noninterest expense	505,311	358,130	316,532	1,179,973
Income before taxes	671,692	254,521	97,391	1,023,604
Income tax expense	135,513	51,349	19,649	206,511
Net income	$536,179	$203,172	$77,742	$817,093

	Nine Months Ended September 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$928,091	$188,487	$223,127	$1,339,705
Provision for credit losses	104,550	1,325	23,625	129,500
Noninterest income	136,527	327,171	127,983	591,681
Noninterest expense	530,691	323,015	343,534	1,197,240
Income (loss) before taxes	429,377	191,318	(16,049)	604,646
Income tax expense (benefit)	83,513	37,211	(3,121)	117,603
Net income (loss)	$345,864	$154,107	$(12,928)	$487,043

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2026.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income available to common shareholders (GAAP)	$272,272	$180,372	$799,655	$475,074
Adjustments:
Day 1 acquisition provision expense	—	—	—	62,037
Acquisition expense	112	35,603	6,140	102,266
Severance expense	—	404	2,036	1,222
FDIC special assessment	—	(1,679)	(885)	(1,776)
Tax-impact of adjustments (i)	(27)	(8,154)	(1,750)	(38,020)
Total Non-GAAP adjustments (net of tax)	85	26,174	5,541	125,729
Net operating income (Non-GAAP)	$272,357	$206,546	$805,196	$600,803

Earnings per common share - diluted (GAAP)	$3.56	$2.36	$10.46	$6.53
Day 1 acquisition provision expense	—	—	—	0.85
Acquisition expense	—	0.46	0.08	1.40
Severance expense	—	0.01	0.03	0.02
FDIC special assessment	—	(0.02)	(0.01)	(0.02)
Tax-impact of adjustments (i)	—	(0.11)	(0.02)	(0.52)
Operating earnings per common share - diluted (Non-GAAP)	$3.56	$2.70	$10.54	$8.26

GAAP
Return on average assets	1.53%	1.04%	1.52%	0.98%
Return on average common equity	13.83	10.14	13.90	9.84

Non-GAAP
Operating return on average assets	1.53%	1.20%	1.53%	1.23%
Operating return on average common equity	13.84	11.61	14.00	12.45

(i) Calculated using the company’s marginal tax rate of 24.0%. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Noninterest expense	$399,457	$419,285	$1,179,973	$1,197,240
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	112	35,603	6,140	102,266
Severance expense	—	404	2,036	1,222
FDIC special assessment	—	(1,679)	(885)	(1,776)
Total Non-GAAP adjustments (pre-tax)	112	34,328	7,291	101,712
Operating noninterest expense (Non-GAAP)	$399,345	$384,957	$1,172,682	$1,095,528

Noninterest expense	$399,457	$419,285	$1,179,973	$1,197,240
Less: Amortization of other intangibles	23,243	25,317	70,163	68,067
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$376,214	$393,968	$1,109,810	$1,129,173

Operating noninterest expense	$399,345	$384,957	$1,172,682	$1,095,528
Less: Amortization of other intangibles	23,243	25,317	70,163	68,067
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$376,102	$359,640	$1,102,519	$1,027,461

Net interest income	$540,005	$475,042	$1,606,896	$1,339,705
Noninterest income	232,383	203,298	682,681	591,681
Less: Gains on sales of securities available for sale, net	—	91	429	514
Total Non-GAAP Revenue (denominator A)	$772,388	$678,249	$2,289,148	$1,930,872

Efficiency ratio (numerator A/denominator A)	48.71%	58.09%	48.48%	58.48%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	48.69	53.02	48.16	53.21

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net interest income (GAAP)	$540,005	$475,042	$1,606,896	$1,339,705
Noninterest income (GAAP)	232,383	203,298	682,681	591,681

Noninterest expense (GAAP)	399,457	419,285	1,179,973	1,197,240
Adjustments to arrive at operating noninterest expense:
Acquisition expense	112	35,603	6,140	102,266
Severance expense	—	404	2,036	1,222
FDIC special assessment	—	(1,679)	(885)	(1,776)
Total Non-GAAP adjustments	112	34,328	7,291	101,712
Operating noninterest expense (Non-GAAP)	399,345	384,957	1,172,682	1,095,528
Operating pre-tax, pre-provision income (Non-GAAP)	$373,043	$293,383	$1,116,895	$835,858

Net interest income earnings per common share - diluted (GAAP)	$7.06	$6.22	$21.01	$18.42
Noninterest income (GAAP)	3.04	2.66	8.93	8.13
Noninterest expense (GAAP)	5.22	5.49	15.43	16.46
Acquisition expense	—	0.46	0.08	1.40
Severance expense	—	0.01	0.03	0.02
FDIC special assessment	—	(0.02)	(0.01)	(0.02)
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$4.88	$3.84	$14.61	$11.49

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net interest income (GAAP)	$540,005	$475,042	$1,606,896	$1,339,705
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,684	8,314	26,229	24,110
Net interest income - FTE (Non-GAAP)	548,689	483,356	1,633,125	1,363,815

Noninterest income (GAAP)	232,383	203,298	682,681	591,681

Noninterest expense (GAAP)	399,457	419,285	1,179,973	1,197,240
Adjustments to arrive at operating noninterest expense:
Acquisition expense	112	35,603	6,140	102,266
Severance expense	—	404	2,036	1,222
FDIC special assessment	—	(1,679)	(885)	(1,776)
Total Non-GAAP adjustments	112	34,328	7,291	101,712
Operating noninterest expense (Non-GAAP)	399,345	384,957	1,172,682	1,095,528
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$381,727	$301,697	$1,143,124	$859,968

Net interest income earnings per common share - diluted (GAAP)	$7.06	$6.22	$21.01	$18.42
Tax equivalent interest	0.11	0.11	0.34	0.33
Net interest income - FTE (Non-GAAP)	7.17	6.33	21.35	18.75
Noninterest income (GAAP)	3.04	2.66	8.93	8.13
Noninterest expense (GAAP)	5.22	5.49	15.43	16.46
Acquisition expense	—	0.46	0.08	1.40
Severance expense	—	0.01	0.03	0.02
FDIC special assessment	—	(0.02)	(0.01)	(0.02)
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$4.99	$3.95	$14.95	$11.82

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2026	2025
Total common shareholders' equity (GAAP)	$7,576,225	$7,161,853
Less: Intangible assets
Goodwill	1,837,594	1,835,298
Other intangibles, net	416,706	511,450
Total intangibles, net	2,254,300	2,346,748
Total tangible common shareholders' equity (Non-GAAP)	$5,321,925	$4,815,105

Total common shares outstanding	75,951,697	75,953,713

Ratio of total common shareholders' equity (book value) per share	$99.75	$94.29
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	70.07	63.40